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GEODYNE ENERGY INCOME PROGRAMS
1998 YEAR-END ESTIMATED VALUATION ON A PER UNIT BASIS(1)



                                                                      CASH DISTRIBUTIONS PER UNIT
                                                                      ------------------------------

                                                       1997 YEAR-END            CUMULATIVE
          FORMATION   UNIT   1998 YEAR END PER UNIT     ESTIMATED       1998    DISTRIBUTIONS
P/SHIP     DATE       SIZE   ESTIMATED VALUATION(2)    VALUATION(2)     TOTAL   THRU 12/31/98 P/SHIP
-------- ----------  ------------------------------    -------------  ----------------------  ------
  P-7    02/28/92      100           19.87                41.52          6.27       57.48      P-7
  P-8    02/28/92      100           22.55                41.98          7.01       58.21      P-8

(1)  This chart must be read in connection with the letter dated January 29, 1999, providing important assumptions and other information on the methodology used to calculate these estimates.
(2)  1998 Year-End estimates use $9.50 per barrel of oil and $2.03 per thousand cubic feet ("MCF") of gas compared to
     $16.25 per barrel and $2.325 per MCF of gas for the 1997 Year-End estimates.


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